                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 5, 2002

                           EOTT ENERGY PARTNERS, L.P.
               (Exact Name of Registrant as Specified in Charter)

DELAWARE                        1-12872                      76-0424520
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                            Identification No.)


                       2000 West Sam Houston Parkway South
                                    Suite 400
                              Houston, Texas 77042
              (Address of Principal Executive Offices and Zip Code)

                                 (713) 993-5200
              (Registrant's telephone number, including area code)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On February 5, 2002, Arthur Andersen LLP ("Andersen") withdrew as the independent accountant for EOTT Energy Partners, L.P. ("EOTT"). EOTT's press release dated February 11, 2002 announcing the withdrawal is attached hereto as
Exhibit 99.1. EOTT has been informed that Andersen's withdrawal relates to Andersen's professional standards concerns, including auditor independence issues, relating to recent events involving Enron Corp. The General Partner of EOTT, EOTT Energy Corp., is a wholly owned subsidiary of Enron Corp., though it is not a part of Enron Corp.'s bankruptcy proceedings.

         The independent auditor's reports of Andersen on EOTT's financial statements during the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. Andersen has indicated that they have not withdrawn any of their opinions expressed in their auditors' reports for any periods for which they conducted EOTT's audits.

         During EOTT's two most recent fiscal years and through the date of Andersen's withdrawal, EOTT did not have any disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Andersen would have caused it to make reference to the subject matter thereof in connection with its independent auditor's report.

         Except to the extent discussed below, during the two most recent fiscal years and through the date of Andersen's withdrawal, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

         SEC rules applicable to the withdrawal of Andersen as EOTT's auditor require the reporting of certain events. In this case, such an event occurred in the first quarter of 2000 and was previously disclosed in EOTT's first quarter 10-Q/A for 2000 and Form 10-K for 2000. At that time, EOTT identified certain systems integration issues related to the implementation of its new computerized marketing and accounting system and immediately commenced an extensive review and analysis of the implementation of the system. As a result of the review, EOTT implemented additional control processes and procedures that it believed were sufficient to permit the preparation of timely and accurate financial information, including additional preventative and monitoring controls to ensure the integrity and reliability of financial information generated by the system as well as additional system training for users. Related to their audit for the year ended December 31, 2000, Andersen believed these issues to be material weaknesses in the internal controls necessary for EOTT to develop accurate financial statements. These matters were considered by Andersen during their audit and did not modify the opinion expressed in their auditors' report to EOTT dated March 2, 2001. During that audit, Andersen developed and performed testing procedures to support management's assertion that the material weaknesses had been addressed. The results of those testing procedures corroborated management's assertions that all of the previously identified material weaknesses had been mitigated. The Audit Committee of the Board of Directors of EOTT's general partner, EOTT Energy Corp., discussed these matters with Andersen, but there was no difference of opinion with Andersen regarding these issues.

         As required by Item 304(a)(3) of Regulation S-K, EOTT has furnished Andersen with the disclosures contained in this Item 4 and requested that Andersen furnish EOTT with a letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made by EOTT in this Item
4. A copy of Andersen's letter dated February 11, 2002 is included as Exhibit
16.1 hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.



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(c)      Exhibits.

         The following exhibits are filed herewith:

         16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated February 11, 2002

         99.1     Press Release



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       EOTT ENERGY PARTNERS, L.P.
                                       (A Delaware limited partnership)
                                       (REGISTRANT)
Date:  February 11, 2002               By: EOTT ENERGY CORP., as General Partner

                                       By:      /s/ Lori Maddox
                                          --------------------------------------
                                       Name:    Lori Maddox
                                       Title:   Vice President and Controller
                                                (Principal Accounting Officer)




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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
16.1     Letter from Arthur Andersen LLP to the Securities and Exchange
         Commission dated February 11, 2002

99.1     Press Release dated February 11, 2002